SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2009

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

4000 Smith Road Cincinnati, Ohio (Address of principal executive offices)		45209 (Zip Code)

Registrant’s telephone number, including area code:  (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Purchase and Assumption Agreement

On May 27, 2009, First Financial Bank, N.A. (the “Bank”), the wholly owned subsidiary of First Financial Bancorp. (the “Company”), Peoples Community Bank (“Peoples”), and Peoples Community Bancorp, Inc. (“PCB”), amended the Purchase and Assumption Agreement originally dated May 15, 2009 (the “Agreement”), to modify certain terms of the Agreement (the “Amendment”).  Pursuant to the Agreement, the Bank is to acquire approximately $310 million of deposits and 17 bank branches from Peoples (the “Branch Acquisition”). In addition, the Bank will also receive approximately $260 million of certain performing branch-based business and consumer loans.

The parties entered into the Amendment following the receipt by Peoples of an unsolicited non-binding offer to purchase the same 17 branch offices, substantially the same loans and other assets and to assume substantially the same deposit liabilities as are contemplated by the Agreement.  Such non-binding offer provided for a 5% deposit premium.  Pursuant to the Amendment, the Bank agreed to increase the deposit premium from 4.0% to 5.0% and the minimum aggregate amount of loans to be assumed from $225 million to $250 million.  The Amendment also (i) increases the termination fee which is payable by Peoples to the Bank under certain circumstances from $1 million to $2 million, (ii) permits the Bank to seek actual damages from Peoples in excess of the termination fee, and (iii) provides for the removal of a provision of the Agreement which gave Peoples added flexibility to negotiate or otherwise explore unsolicited third party acquisition proposals for the assets and liabilities being sold pursuant to the Agreement.

The Amendment results in an increase in the estimated purchase price from $12.4 million to $15.5 million.  The other material terms of the Agreement remain unchanged by the Amendment.

The Branch Acquisition, which is expected to close early in the third quarter of this year, has received approvals from the Boards of Directors of the Bank, Peoples and PCB. The Branch Acquisition by the Bank remains subject to regulatory approval and other customary closing conditions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Additional information on these and other factors is contained in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

2.1	Amendment No. 1 to Purchase and Assumption Agreement dated as of May 27, 2009, by and among First Financial Bank, N.A, Peoples Community Bank and Peoples Community Bancorp, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and
Chief Financial Officer

Date:  May 29, 2009

Form 8-K	First Financial Bancorp.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Purchase and Assumption Agreement dated as of May 27, 2009, by and among First Financial Bank, N.A, Peoples Community Bank and Peoples Community Bancorp, Inc.